Exhibit 8

SMITH & NEPHEW plc

Principal Subsidiary Undertakings

Company	Country of Incorporation
TP Limited	Scotland
— Smith & Nephew Trading Group Limited	England
— T.J. Smith & Nephew Limited	England
— Smith & Nephew FZE	United Arab Emirates
Smith & Nephew (Overseas) Limited	England
— Smith & Nephew S.A.	Spain
— Smith & Nephew (Malaysia) Sdn Bhd	Malaysia
— Smith & Nephew Healthcare Sdn Bhd	Malaysia
— Smith & Nephew Holdings Inc.	USA
— Smith & Nephew Inc.	Puerto Rico
— Smith & Nephew Inc.	USA
— Smith & Nephew S.A. de CV	Mexico
— Smith & Nephew GmbH	Austria
— Smith & Nephew SA-NV	Belgium
— Smith & Nephew A/S	Denmark
— Smith & Nephew OY	Finland
— Smith & Nephew France SAS	France
— Smith & Nephew SAS	France
— Smith & Nephew Deutschland (Holdings) GmbH	Germany
— Smith & Nephew GmbH	Germany
— Smith & Nephew Orthopaedics GmbH	Germany
— Smith & Nephew Limited	Ireland
— Smith & Nephew Srl	Italy
— Smith & Nephew (Europe) BV	Netherlands
— Smith & Nephew BV	Netherlands
— Smith & Nephew International S.A.	Luxembourg
— Smith and Nephew KK	Japan
— Smith & Nephew Healthcare Limited	India
— Smith and Nephew Luxembourg Sarl	Luxembourg
— Smith and Nephew Sarl	Luxembourg
— Smith & Nephew A/S	Norway
— Smith & Nephew Lda	Portugal
— Smith & Nephew AB	Sweden
— Smith & Nephew AG	Switzerland
— Smith & Nephew Inc	Canada
— Smith & Nephew Pty Limited	Australia
— Smith & Nephew Limited	Hong Kong
— Smith & Nephew Limited	Korea
— Smith & Nephew Limited	New Zealand
— Smith & Nephew Pte Limited	Singapore
— Sri Siam Medical Limited	Thailand
— Smith & Nephew Limited	Thailand
— Smith & Nephew (Pty) Limited	South Africa
Smith & Nephew Investment Holdings Limited	England
— Smith & Nephew Raisegrade Limited	England
— Smith & Nephew Rareletter Limited	England
— Smith & Nephew Medical Limited	England
— Smith & Nephew Healthcare Limited	England
Smith & Nephew Finance Holdings Limited	Cayman Islands
— Smith & Nephew Finance Oratec Limited	England
— Smith & Nephew Finance Limited	England

All companies trade under the name of Smith & Nephew and deal with medical device products.